Exhibit 3.1

ARTICLES OF INCORPORATION
OF
CROSSFIRST BANKSHARES, INC.

ARTICLE I
NAME

The name of the corporation is CrossFirst Bankshares, Inc.

ARTICLE II
PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code (the “KGCC”),

ARTICLE III

CAPITALIZATION

(a)   Authorized Shares. The total number of shares of stock which the corporation shall have authority to issue is 105,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share.

(b)   Preferred Stock.

(i)   Shares of preferred stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the board of directors of the corporation, and the board of directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. The authority of the board of directors with respect to each series of preferred stock shall include, but not be limited to, determination of the following:

(1)   The number of shares constituting that series and the distinctive designation of that series;

(2)   The dividend rate or rates on the shares of that series, if any, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)   Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)   Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

(5)   Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which some or all of such shares shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary under different conditions and at different redemption dates;

(6)   Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)   The rights of the shares of that series in the event of voluntary or involuntary liquidation, distribution of assets, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)   Any other relative rights, powers, and preferences, and the qualifications, limitations and restrictions thereof, of that series.

(ii)   Each holder of common stock, as such, shall be entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of common stock, as such, shall not be entitled to vote on any amendment to these articles of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to these articles of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the KGCC.

(c)   No Class Vote on Changes in Authorized Number of Shares of Preferred Stock. Subject to the rights of the holders of any series of preferred stock pursuant to the terms of these articles of incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the board of directors, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the common stock irrespective of the provisions of Section 17-6602(b)(2) of the KGCC.

(d)   No Preemptivc Rights. Except as may be expressly provided with respect to any series of preferred stock pursuant to the terms of these articles of incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the board of directors, no holder of shares of capital stock of any class or series of the corporation or holder of any security or obligation convertible into shares of capital stock of any class or series of the corporation shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of capital stock of any class or series of the corporation, whether now or hereafter authorized; provided that this provision shall not (i) prohibit the corporation from granting, contractually or otherwise, to any such holder, rights similar to preemptive rights entitling such holder to purchase additional securities of the corporation, or (ii) otherwise limit or otherwise modify any rights of any such holder pursuant to any such contract or other agreement.

ARTICLE IV
BOARD OF DIRECTORS

(a)   Number of Directors. The business and affairs of the corporation shall be managed by, or under the direction of, the board of directors. Subject to the rights of the holders of one or more series of preferred stock then outstanding as provided for or fixed pursuant to the provisions of Article III, the total number of directors constituting the entire board of directors of the corporation shall not be less than ten (10) nor more than twenty (20), with the then-authorized number of directors fixed from time to time by the board of directors.

(b)   Classified Board of Directors. Other than those directors, if any, elected by the holders of any series of preferred stock pursuant to Article III, the board of directors shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director. The board of directors of the corporation is authorized to assign members of the board of directors already in office to Class I, Class II or Class III at the time such classification becomes effective.

(c)   Terms of Office. Except for the terms of such additional directors, if any, as elected by the holders of any series of preferred stock and as provided for or fixed pursuant to the provisions of Article III, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the corporation’s first annual meeting of stockholders following the effectiveness of this provision; each director initially appointed to Class II shall serve for an initial term expiring at the corporation’s second annual meeting of stockholders following the effectiveness of this provision; and each director initially appointed to Class III shall serve for an initial term expiring at the corporation’s third annual meeting of stockholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

(d)   Removal. Except for such additional directors, if any, as elected by the holders of any aeries of preferred stock as provided for or fixed pursuant to the provisions of Article III, any director or the entire board of directors may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class.

(e)   Vacancies. Subject to the rights of the holders of one or more series of preferred stock then outstanding as provided for or fixed pursuant to the provisions of Article III, vacancies on the board of directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, shall be solely filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

(f)   No Cumulative Voting. Stockholders shall not be entitled to cumulative voting in the elections of directors.

ARTICLE V
MEETINGS OF STOCKHOLDERS

(a)   Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the board of directors in its sole and absolute discretion.

(b)   Special Meetings of Stockholders. Subject to the rights of the holders of any series of preferred stock, and to the requirements of applicable law, special meetings of stockholders may be called only by either (i) the chief executive officer of the corporation or (ii) the board of directors pursuant to a resolution adopted by a majority of the total number of directors which the corporation would have if there were no vacancies.

(c)   Action by Written Consent. Except as otherwise provided for or fixed by or pursuant to the provisions of these articles of incorporation or any resolution or resolutions of the board of directors providing for the issuance of any series of stock having a preference over the common stock as to dividends or upon liquidation: (i) until the Effective Date, any action required or permitted to be taken by the stockholders of the corporation may be effected without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (ii) from and after the Effective Date, any action required or permitted to be taken by the stockholders of the corporation may be effected only at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders. For purposes of this Article V, the “Effective Date” shall mean the date on which the first sale of common stock of the corporation to the general public is made pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

(d)   Election of Directors by Written Ballot. Elections of directors need not be by written ballot.

(e)   Stockholder Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the bylaws of the corporation.

ARTICLE VI
LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION AND
ADVANCEMENT OF EXPENSES

(a)   Limitation of Director Liability. To the fullest extent that the KGCC or any other law of the State of Kansas as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to, or modification or repeal of, this Article VI shall adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

(b)   Indemnification and Advancement of Expenses. The corporation shall indemnify and advance expenses to, and hold harmless, to the fullest extent permitted by applicable law (including applicable federal or state banking laws or regulations including, without limitation, 12 C.F.R. Part 359 or any successor provisions) as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that the person, or a person for whom he is the legal representative, is or was a director or an officer of the corporation or, while a director or an officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, the corporation shall be required to indemnify, or advance expenses to, an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the board of directors of the corporation or as provided, in the bylaws. No amendment to, or modification or repeal of, this Article VI shall adversely affect any right or protection of an Indemnitee existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

ARTICLE VII
REGISTERED OFFlCE AND AGENT

The address of the corporation’s registered office in the State of Kansas is 112 SW 7th Street, Suite 3C, Topeka, KS 66603. The name of the corporation’s registered agent at such address is The Corporation Company, Inc.

ARTICLE VIII
AMENDMENTS TO THE ARTICLES OF INCORPORATION AND BYLAWS

(a)   Amendments to the Articles of Incorporation. Notwithstanding any other provisions of these articles of incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Articles IV, V, VI or this Article VIII may be altered, amended or repealed in any respect (including by merger, consolidation or otherwise), nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the capital stock of the corporation entitled to vote generally in an election of directors, voting together as a single class.

(b)   Adoption, Amendment and Repeal of the Bylaws. In furtherance and not in limitation of the powers conferred by law, the board of directors is expressly authorized to make, alter, amend and repeal the bylaws of the corporation. The stockholders may make, alter, amend or repeal the bylaws of the corporation by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the capital stock of the corporation entitled to vote generally in an election of directors, voting together as a single class.

ARTICLE IX
APPLICABILITY OF SECTION 17-6427 OF THE KGCC

The corporation expressly elects to be governed by and subject to Section 17-6427 of the KGCC.

ARTICLE X
INCORPORATOR

The name and mailing address of the incorporator of the corporation is:

Name	Mailing Address

David L. O’Toole	11440 Tomahawk Creek Parkway
Leawood, KS 66211

ARTICLE XI
COMPROMISE OR ARRANGEMENT BETWEEN CORPORATION AND CREDITORS

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them or between this corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 17-6901 of the KGCC, and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Sections 17-6808 and 17-6901 of the KGCC, and amendments thereto, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

ARTICLE XII
SEVERABILITY

If any provision or provisions of these articles of incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these articles of incorporation (including, without limitation, each portion of any paragraph of these articles of incorporation containing any such provisions held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 20th day of December, 2017.

/s/ David L. O’Toole
Incorporator